Investor Contact:	David Morimoto	Media Contact:	Ann Takiguchi Marcos
	SVP & Treasurer		VP & PR/Communications Manager
	(808) 544-0627		(808) 544-0685
	david.morimoto@centralpacificbank.com		ann.takiguchi@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS FOURTH QUARTER NET INCOME OF
$18.8 MILLION

HONOLULU, January 23, 2007 — Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported net income for the fourth quarter of 2006 of $18.8 million, or $0.61 per diluted share, compared to $19.4 million, or $0.63 per diluted share reported in the fourth quarter of 2005 and $20.6 million, or $0.67 per diluted share reported in the third quarter of 2006.  For the year ended December 31, 2006, CPF reported net income of $79.2 million, or $2.57 per diluted share, compared to $72.5 million, or $2.38 per diluted share in 2005.

Operating earnings, defined as the Company’s net income excluding nonrecurring merger-related expenses, net of tax, for 2006 was $79.2 million, or $2.57 per diluted share, as compared to $75.8 million, or $2.49 per diluted share in 2005.  There were no nonrecurring merger-related expenses in 2006, compared to $3.3 million, net of tax, in 2005.  Net income for the fourth quarter of 2006 reflected an after-tax charge of $0.9 million, or $0.03 per diluted share, from the previously announced investment portfolio repositioning of $109 million in available-for-sale investment securities, a $1.1 million tax charge, or $0.03 per diluted share, for income tax liability adjustments, and a $0.5 million after-tax charge, or $0.02 per diluted share, for adjustments to employee benefit-related liabilities.  The full-year net income for 2006 also included an after-tax charge of $1.3 million, or $0.04 per diluted share, in retirement expenses for a former senior executive recorded in the first quarter of 2006.

Fourth Quarter Highlights

•                  Quarterly net income of $18.8 million.

•                  Loans and leases increased by $293.3 million or 8.3% from a year ago.

•                  Nonperforming assets to total assets improved to 0.16%, compared to 0.24% a year ago.

•                  Deposits increased by $202.2 million or 5.6% from a year ago.

“Central Pacific closed 2006 with another strong quarter, with loan growth of $80.9 million, deposit growth of $62.6 million, and net income of $18.8 million, or diluted earnings per share of $0.61,” commented Clint Arnoldus, President and Chief Executive Officer.  “We are pleased that we have achieved solid growth in loans and deposits over the past year, while at the same time maintaining a strong credit discipline.  We have also made significant strides in our Bank Secrecy Act remediation efforts and expect to be in full compliance by mid-year.”

Earnings Highlights

Net interest income for the fourth quarter of 2006 was $53.4 million, an increase of 2.2% over the fourth quarter of 2005 and 0.6% over the third quarter of 2006.  The year-over-year growth in net interest income was attributable to a 6.5% increase in average interest earning assets.  The net interest margin was 4.49% for the fourth quarter of 2006 compared to 4.56% in the third quarter of 2006 and 4.69% in the fourth quarter of 2005.  The net interest margin compression in the fourth quarter of 2006 reflects the upward pricing of deposits and borrowings and the higher proportion of balances in higher-rate savings and time deposits.

There was no provision for loan and lease losses in the fourth quarter of 2006, compared to $1.0 million in the fourth quarter of 2005 and $0.3 million in the third quarter of 2006, reflecting the improvement in asset quality over the prior year.

Other operating income totaled $9.5 million for the fourth quarter of 2006, compared to $11.5 million in the year-ago quarter and $10.5 million in the third quarter of 2006.  The decrease from the prior periods was primarily due to the $1.5 million loss recognized on the previously announced investment portfolio repositioning in the fourth quarter of 2006.  The comparison to the year-ago quarter also reflects declines in residential loan sale activity.  Mortgage origination activity for the fourth quarter of 2006 increased by 23% compared to the previous quarter but reflected a 37% decline from the year-ago quarter.

Other operating expense for the fourth quarter of 2006 was $35.7 million, compared to $32.8 million in the same quarter last year and $31.2 million in the third quarter of 2006.  Fourth quarter 2006 expenses reflected two adjustments totaling $0.9 million for certain employee benefit accrual adjustments.  Stock option expensing, reduced loan origination cost deferrals and increases in advertising and professional fees combined to further increase fourth quarter operating expenses, offset by a decline in core deposit premium amortization.  On a sequential-quarter basis, salaries and employee benefits increased due to higher incentive compensation expense and other expenses increased due in part to a third quarter 2006 reversal of reserves for unfunded commitments.

The Company’s efficiency ratio for the fourth quarter of 2006 was 53.40%, compared with 48.42% for the year-ago quarter and 47.03% for the third quarter of 2006.  The higher efficiency ratio is attributed largely to the increase in operating expenses as discussed above and, when compared to the prior year, to the decline in mortgage origination revenue.

The effective tax rate was 30.81% for the current quarter, compared to 35.34% in the year-ago quarter and 35.86% in the third quarter of 2006.  In the fourth quarter of 2006, the Company made high-technology investments and energy conservation leases which resulted in $1.4 million in net federal and state tax credits, which were partially offset by $1.1 million in income tax liability adjustments.

Balance Sheet Highlights

Total assets increased to $5.5 billion at December 31, 2006, compared to $5.2 billion at year-end 2005 and $5.4 billion at September 30, 2006.

Total loans and leases of $3.8 billion at December 31, 2006 increased by $293.3 million, or 8.3%, from a year ago and by $80.9 million, or 2.1%, from September 30, 2006.  The mainland loan production offices contributed approximately 50% of the loan growth during the fourth quarter of 2006, while the other 50% of growth came from our Hawaii operations.

Total deposits of $3.8 billion at December 31, 2006 increased by $202.2 million, or 5.6%, from a year ago and by $62.6 million, or 1.7%, from September 30, 2006.  The increase during the fourth quarter of 2006 was attributable to organic growth in all deposit categories, particularly noninterest-bearing demand deposits.

Shareholders’ equity of $738.1 million at December 31, 2006, increased from $676.2 million a year ago and from $722.9 million at September 30, 2006.

Asset Quality

Net loan charge-offs in the fourth quarter of 2006 totaled $0.3 million, compared to net loan charge-offs of $0.8 million in the year-ago period and $0.6 million in the third quarter of 2006. Loan charge-offs in the fourth quarter of 2006 included a $1.5 million partial charge-off of a commercial loan, the balance of which was transferred to nonaccrual status, while loan recoveries during the quarter included $1.9 million in commercial mortgage and commercial loan recoveries from a single borrower.

At year-end 2006, nonperforming assets totaled $9.0 million, or 0.16% of total assets, compared to $12.6 million or 0.24% of total assets at year-end 2005 and $8.0 million or 0.15% of total assets at September 30, 2006.  Loans delinquent for 90 days or more of $0.9 million declined by 88.5% from a year ago and by 67.6% from the previous quarter.  The increase in nonperforming assets during the fourth quarter of 2006 reflects the addition of a $3.5 million commercial loan (discussed above), offset by the full payoff of a $2.6 million commercial mortgage loan.

The allowance for loan and lease losses as a percentage of total loans and leases was 1.36% at December 31, 2006, compared to 1.49% a year ago and 1.40% at September 30, 2006.  “Our allowance for loan and lease losses reflects our solid asset quality and the continued economic strength in our markets,” commented Arnoldus.

Business and Earnings Outlook

Based on current and anticipated economic and business conditions, management is forecasting diluted earnings per share for 2007 in the range of $2.80 to $2.90.

Non-GAAP Financial Measures

This press release contains certain references to financial measures identified as being stated on an operating basis or which adjust for or exclude nonrecurring merger-related expenses, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure.  Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call Information

Central Pacific Financial Corp. will conduct a conference call today at 4:00 p.m. Eastern Time (11:00 a.m. Hawaii Time) to discuss the quarterly results.  To participate in the conference call, please dial 1-800-817-2743 or visit the investor relations page of the Company’s website at http://investor.centralpacificbank.com.  A playback of the call will be available through January 30, 2007 by dialing 1-888-203-1112 (passcode: 9419023) and on the Company’s website.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is the fourth largest financial institution in Hawaii with more than $5.0 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 38 branches and more than 90 ATMs throughout Hawaii.  For additional information, please visit our website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; and the price of the Company’s stock.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year.  The Company does not update any of its forward-looking statements.

#####

CENTRAL PACIFIC FINANCIAL CORP.  AND SUBSIDIARIES
Financial Highlights - December 31, 2006
(Unaudited)

	Three months ended			Year Ended
	December 31,		%	December 31,		%
(in thousands, except per share data)	2006	2005	Change	2006	2005	Change
INCOME STATEMENT
Net income	$18,800	$19,355	-2.9%	$79,180	$72,459	9.3%
Operating earnings (1)	18,800	19,355	-2.9%	79,180	75,789	4.5%
Per share data:
Diluted:
Net income	0.61	0.63	-3.2%	2.57	2.38	8.0%
Operating earnings (1)	0.61	0.63	-3.2%	2.57	2.49	3.2%
Cash dividends	0.23	0.19	21.1%	0.88	0.73	20.5%

PERFORMANCE RATIOS
Return on average assets (2)	1.39%	1.52%		1.50%	1.48%
Return on average assets - adjusted (1), (2)	1.39%	1.52%		1.50%	1.55%
Return on average shareholders’ equity (2)	10.22%	11.47%		11.16%	11.16%
Return on average shareholders’ equity - adjusted (1), (2)	10.22%	11.47%		11.16%	11.67%
Net income to average tangible shareholders’ equity (2)	18.54%	22.83%		21.01%	22.88%
Operating earnings to average tangible shareholders’ equity (1), (2)	18.55%	22.83%		21.01%	23.93%
Efficiency ratio (3)	53.40%	48.42%		49.67%	49.59%
Efficiency ratio - adjusted (1), (3)	53.40%	48.42%		49.67%	47.27%
Net interest margin (2)	4.49%	4.69%		4.55%	4.63%
Dividend payout ratio	37.70%	29.69%		33.85%	30.17%

	December 31,		%
	2006	2005	Change
BALANCE SHEET
Total assets	$5,496,845	$5,239,139	4.9%
Loans	3,846,004	3,552,749	8.3%
Loans, net	3,793,724	3,499,813	8.4%
Deposits	3,844,483	3,642,244	5.6%
Shareholders’ equity	738,139	676,234	9.2%
Book value per share	24.04	22.22	8.2%
Market value per share	38.76	35.92	7.9%
Tangible equity ratio	7.77%	6.85%

	Three Months Ended			Year Ended
	December 31,		%	December 31,		%
	2006	2005	Change	2006	2005	Change
SELECTED AVERAGE BALANCES
Total assets	$5,397,587	$5,086,142	6.1%	$5,271,644	$4,883,225	8.0%
Interest-earning assets	4,812,504	4,518,036	6.5%	4,689,967	4,307,292	8.9%
Loans, net of unearned interest	3,803,169	3,491,932	8.9%	3,689,979	3,301,277	11.8%
Other real estate	—	—	—	—	43	-100.0%
Deposits	3,790,692	3,518,425	7.7%	3,676,063	3,428,777	7.2%
Interest-bearing liabilities	3,973,418	3,668,171	8.3%	3,844,106	3,512,492	9.4%
Shareholders’ equity	736,075	675,135	9.0%	709,244	648,999	9.3%

	December 31,		%
	2006	2005	Change
NONPERFORMING ASSETS
Nonaccrual loans	$8,958	$12,551	-28.6%
Other real estate	—	—	—
Total nonperforming assets	8,958	12,551	-28.6%
Loans delinquent for 90 days or more (still accruing interest)	909	7,906	-88.5%
Restructured loans (still accruing interest)	—	703	-100.0%
Total nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest)	$9,867	$21,160	-53.4%

	Three months ended			Year Ended
	December 31,			December 31,
	2006	2005		2006	2005
Loan charge-offs	$2,671	$1,457	83.3%	$6,270	$6,208	1.0%
Recoveries	2,340	648	261.1%	4,264	4,524	-5.7%
Net loan charge-offs (recoveries)	$331	$809	-59.1%	$2,006	$1,684	19.1%
Net loan charge-offs to average loans (2)	0.03%	0.09%		0.05%	0.05%

	December 31,
	2006	2005
ASSET QUALITY RATIOS
Nonaccrual loans to total loans	0.23%	0.35%
Nonperforming assets to total assets	0.16%	0.24%
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest) to total loans & other real estate	0.26%	0.60%
Allowance for loan and lease losses to total loans and leases	1.36%	1.49%
Allowance for loan and lease losses to nonaccrual loans	583.61%	421.77%

(1)             Excludes nonrecurring merger-related expenses, net of tax (see Reconciliation of Non-GAAP Financial Measures)

(2)             Annualized

(3)             Efficiency ratio is derived by dividing other operating expense before amortization of intangible assets by net operating income (net interest income on a fully taxable equivalent basis plus other operating income before securities transactions).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Reconciliation of 2005 Non-GAAP Financial Measures

(Unaudited)

	Three Months
	Ended	Year Ended
(Dollars in thousands, except per share data)	December 31, 2005	December 31, 2005

Net income (a)	$19,355	$72,459
Nonrecurring merger-related expenses, net of tax	—	3,330
Net income, excluding nonrecurring merger-related expenses (b)	$19,355	$75,789

Basic earnings per share	$0.64	$2.42
Nonrecurring merger-related expenses, net of tax	—	0.11
Basic earnings per share, excluding nonrecurring merger-related expenses	$0.64	$2.53

Diluted earnings per share	$0.63	$2.38
Nonrecurring merger-related expenses, net of tax	—	0.11
Diluted earnings per share, excluding nonrecurring merger-related expenses	$0.63	$2.49

Return on average assets	1.52%	1.48%
Nonrecurring merger-related expenses, net of tax	—	0.07
Return on average assets, excluding nonrecurring merger-related expenses	1.52%	1.55%

Return on average equity	11.47%	11.16%
Nonrecurring merger-related expenses, net of tax	—	0.51

Return on average equity, excluding nonrecurring merger-related expenses	11.47%	11.67%

Net income to average tangible equity:

Average shareholders’ equity	$675,135	$648,999
Average intangible assets	(336,087)	(332,295)
Total tangible equity (c)	$339,048	$316,704

Net income to average tangible equity [ (a) annualized / (c) ]	22.83%	22.88%
Net income, excluding nonrecurring merger-related expenses, to average tangible equity [ (b) annualized / (c) ]	22.83%	23.93%

Efficiency ratio:

Net interest income on a fully taxable equivalent basis	$52,996	$199,517
Other operating income (excluding investment securities gains (losses))	11,346	39,452
Total operating revenue (d)	$64,342	$238,969

Other operating expense before amortization of core deposit premium (e)	$31,153	$118,506
Nonrecurring merger-related expenses	—	(5,545)
Total other operating expense, excluding nonrecurring merger-related expenses (f)	$31,153	$112,961

Efficiency ratio [ (e) / (d) ]	48.42%	49.59%
Efficiency ratio, excluding nonrecurring merger-related expenses [ (f) / (d) ]	48.42%	47.27%

Effective tax rate:

Net income before taxes (g)	$29,934	$108,986
Nonrecurring merger-related expenses	—	5,545
Net income before taxes, excluding nonrecurring merger-related expenses (h)	$29,934	$114,531

Income taxes (i)	$10,579	$36,527
Tax impact of nonrecurring merger-related expenses	—	2,215
Income taxes, excluding tax impact of nonrecurring merger-related expenses (j)	$10,579	$38,742

Effective tax rate [ (i) / (g) ]	35.34%	33.52%
Effective tax rate, excluding impact of merger-related expenses [ (j) / (h) ]	35.34%	33.83%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	December 31,
(in thousands)	2006	2006	2005

ASSETS
Cash and due from banks	$129,715	$110,554	$154,927
Interest-bearing deposits in other banks	5,933	9,472	9,813
Federal funds sold	—	—	—
Investment securities:
Held to maturity, at cost (fair value of $64,249 at December 31, 2006, $65,821 at September 30, 2006, and $70,651 at December 31, 2005)	65,204	66,918	71,843
Available for sale, at fair value	833,154	832,255	853,442
Total investment securities	898,358	899,173	925,285

Loans held for sale	26,669	21,742	60,538
Loans and leases	3,846,004	3,765,081	3,552,749
Less allowance for loan and lease losses	52,280	52,611	52,936
Net loans and leases	3,793,724	3,712,470	3,499,813

Premises and equipment	77,341	76,909	72,568
Accrued interest receivable	26,269	25,631	22,006
Investment in unconsolidated subsidiaries	12,957	11,160	12,417
Due from customers on acceptances	453	271	530
Other real estate	—	—	—
Goodwill	305,426	298,121	303,358
Core deposit premium	31,898	32,872	35,795
Mortgage servicing rights	11,640	11,794	11,820
Bank-owned life insurance	102,394	101,101	68,325
Federal Home Loan Bank stock	48,797	48,797	48,797
Other assets	25,271	18,823	13,147
Total assets	$5,496,845	$5,378,890	$5,239,139

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest bearing demand	$661,027	$608,229	$730,952
Interest-bearing demand	438,943	433,437	442,879
Savings and money market	1,205,271	1,204,488	1,091,057
Time	1,539,242	1,535,769	1,377,356
Total deposits	3,844,483	3,781,923	3,642,244

Short-term borrowings	79,308	58,773	82,734
Long-tem debt	740,189	730,784	749,258
Bank acceptances outstanding	453	271	530
Minority interest	13,130	13,515	13,157
Other liabilities	81,143	70,686	74,982
Total liabilities	4,758,706	4,655,952	4,562,905

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—	—
Common stock, no par value; authorized 100,000,000 shares; issued and outstanding 30,709,389 shares at December 31, 2006, 30,659,972shares at September 30, 2006, and 30,436,862 shares at December 31, 2005	430,904	430,204	428,012
Surplus	51,756	50,612	46,432
Retained earnings	270,624	258,880	218,341
Deferred stock awards	—	—	(612)
Accumulated other comprehensive loss	(15,145)	(16,758)	(15,939)
Total shareholders’ equity	738,139	722,938	676,234

Total liabilities and shareholders’ equity	$5,496,845	$5,378,890	$5,239,139

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(In thousands, except per share data)	2006	2006	2005	2006	2005

Interest income:
Interest and fees on loans and leases	$74,643	$72,444	$61,503	$279,246	$222,841
Interest and dividends on investment securities:
Taxable interest	8,779	8,486	9,681	34,775	34,058
Tax-exempt interest	1,258	1,227	1,349	5,080	5,281
Dividends	274	153	50	538	278
Interest on deposits in other banks	244	79	107	550	349
Interest on federal funds sold and securities purchased under agreements to resell	58	31	5	143	171
Dividends on Federal Home Loan Bank stock	49	—	—	49	272

Total interest income	85,305	82,420	72,695	320,381	263,250

Interest expense:
Interest on deposits	22,245	19,155	11,895	71,669	38,386
Interest on short-term borrowings	162	1,221	699	2,197	1,858
Interest on long-term debt	9,503	8,949	7,832	35,666	26,333

Total interest expense	31,910	29,325	20,426	109,532	66,577

Net interest income	53,395	53,095	52,269	210,849	196,673
Provision for loan and lease losses	—	300	1,000	1,350	3,917
Net interest income after provision for loan and lease losses	53,395	52,795	51,269	209,499	192,756

Other operating income:
Income from fiduciary activities	758	740	668	2,915	2,431
Service charges on deposit accounts	3,845	3,570	3,501	14,408	11,782
Other service charges and fees	3,195	2,994	2,946	12,188	11,234
Equity in earnings of unconsolidated subsidiaries	155	90	226	576	767
Fees on foreign exchange	164	207	193	765	787
Investment securities gains (losses)	(1,491)	—	127	(1,510)	1,550
Income from bank-owned life insurance	1,195	1,085	535	3,989	2,205
Loan placement fees	511	464	611	1,767	1,780
Gains on sales of loans	730	680	1,874	4,863	4,913
Other	425	715	792	3,195	3,553

Total other operating income	9,487	10,545	11,473	43,156	41,002

Other operating expense:
Salaries and employee benefits	19,083	17,451	16,917	73,211	64,963
Net occupancy	2,244	2,399	2,106	9,218	9,666
Equipment	1,240	1,171	1,152	4,864	4,873
Amortization of core deposit premium	975	974	1,655	3,897	6,266
Communication expense	1,080	1,186	1,074	4,642	4,174
Legal and professional services	2,401	1,985	2,054	8,575	8,014
Computer software expense	862	716	577	2,818	2,798
Advertising expense	780	515	427	2,569	2,347
Other	7,045	4,819	6,846	22,369	21,671

Total other operating expense	35,710	31,216	32,808	132,163	124,772

Income before income taxes	27,172	32,124	29,934	120,492	108,986
Income taxes	8,372	11,521	10,579	41,312	36,527

Net income	$18,800	$20,603	$19,355	$79,180	$72,459

Per share data:
Basic earnings per share	$0.61	$0.67	$0.64	$2.60	$2.42
Diluted earnings per share	0.61	0.67	0.63	2.57	2.38
Cash dividends declared	0.23	0.23	0.19	0.88	0.73

Basic weighted average shares outstanding (000’s)	30,645	30,532	30,409	30,511	29,956
Diluted weighted average shares outstanding (000’s)	30,933	30,838	30,930	30,827	30,487

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Year Ended			Year Ended
	December 31, 2006			December 31, 2005			December 31, 2006			December 31, 2005
	Average	Average		Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest

Assets:
Interest earning assets:
Interest-bearing deposits in other banks	18,813	5.19%	244	11,805	3.63%	107	11,919	4.61%	550	13,205	2.64%	349
Federal funds sold & securities purchased under agreements to resell	4,353	5.33%	58	499	4.01%	5	2,880	4.97%	143	5,956	2.87%	171
Taxable investment securities, excluding valuation allowance	796,725	4.55%	9,053	828,668	4.70%	9,731	799,583	4.42%	35,313	807,216	4.25%	34,336
Tax-exempt investment securities, excluding valuation allowance	140,647	5.50%	1,935	136,335	6.09%	2,075	136,809	5.71%	7,815	130,889	6.21%	8,125
Loans, net of unearned income	3,803,169	7.85%	74,643	3,491,932	7.05%	61,503	3,689,979	7.57%	279,246	3,301,277	6.75%	222,841
Other interest earning assets	48,797	0.40%	49	48,797	0.00%	—	48,797	0.10%	49	48,749	0.56%	272
Total interest earning assets	4,812,504	7.15%	85,982	4,518,036	6.50%	73,421	4,689,967	6.89%	323,116	4,307,292	6.18%	266,094
Nonearning assets	585,083			568,106			581,677			575,933
Total assets	5,397,587			5,086,142			5,271,644			4,883,225

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	428,395	0.13%	138	431,461	0.14%	152	426,828	0.13%	566	429,798	0.17%	730
Savings and money market deposits	1,224,906	1.96%	6,017	1,106,871	0.91%	2,506	1,153,651	1.53%	17,684	1,131,964	0.69%	7,859
Time deposits under $100,000	619,302	3.10%	4,794	555,749	2.24%	3,113	590,335	2.84%	16,750	548,043	2.00%	10,953
Time deposits $100,000 and over	930,203	4.86%	11,296	762,326	3.21%	6,124	876,513	4.18%	36,669	684,938	2.75%	18,844
Short-term borrowings	12,019	5.39%	162	69,241	4.04%	699	41,401	5.31%	2,197	56,757	3.27%	1,858
Long-term debt	758,593	5.01%	9,503	742,523	4.22%	7,832	755,378	4.72%	35,666	660,992	3.98%	26,333
Total interest-bearing liabilities	3,973,418	3.21%	31,910	3,668,171	2.23%	20,426	3,844,106	2.85%	109,532	3,512,492	1.90%	66,577
Noninterest-bearing deposits	587,886			662,018			628,736			634,035
Other liabilities	100,208			80,818			89,558			87,699
Stockholders’ equity	736,075			675,135			709,244			648,999
Total liabilities & stockholders’ equity	5,397,587			5,086,142			5,271,644			4,883,225

Net interest income			54,072			52,995			213,584			199,517

Net interest margin		4.49%			4.69%			4.55%			4.63%